UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2007

NEONODE INC.
(Exact name of registrant as specified in its charter)

Delaware	0-8419	94-1517641
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

Biblioteksgatan 11 S111 46 Stockholm, Sweden
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +468 678 18 50 — Sweden (925) 355-7700 — USA

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On September 13, 2007, immediately after filing Neonode Inc.’s quarterly report on Form 10-Q, BDO Seidman, LLP, or BDO, was dismissed as Neonode’s independent registered public accounting firm.

The reports of BDO, with respect to Neonode for the past two fiscal years ended October 31, 2005 and 2006 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles except that BDO’s reports on the financial statements of Neonode for fiscal year ended October 31, 2006 expressed substantial doubts about Neonode’s ability to continue as a going concern.

In connection with its audit of Neonode’s financial statements for the past two fiscal years ended October 31, 2005 and 2006 and the subsequent interim period through to the date of this report, there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the matter in their report. During the past two fiscal years ended October 31, 2005 and 2006 and the subsequent interim period through to the date of this report, BDO did not advise, and has not indicated to Neonode that it had reason to advise, Neonode of any reportable event, as defined in Item 304 (a)(1)(v) of Regulation S-K under the Exchange Act. The decision to replace BDO was not the result of any disagreement between Neonode and BDO on any matter of accounting principle or practice, financial statement disclosure or audit procedure.

Pursuant to Item 304(a)(3) of Regulation S-K under the Exchange Act, Neonode has requested that BDO furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with the above statements. A copy of such letter from BDO, dated September 17, 2007, is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
16.1	Letter Regarding Change in Certifying Accountant—BDO Seidman, LLP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 17, 2007

Neonode Inc.

By:	/s/ David Brunton
David Brunton
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
16.1	Letter Regarding Change in Certifying Accountant—BDO Seidman, LLP